UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, Vitamin Shoppe, Inc. (the “Company”) announced the naming of Alex Smith as Executive Chairman effective immediately and the upcoming departure of its Chief Executive Officer, Colin Watts.

Mr. Smith has been a member of the Board of Directors of the Company since April 2017. From February 2007 until December 2016, Mr. Smith served as President, Chief Executive Officer and a member of the board of Pier 1 Imports, Inc. (“Pier 1 Imports”). Prior to joining Pier 1 Imports, from 1995 until 2007, Mr. Smith was employed by TJX Companies, Inc. where he was instrumental in the development of TJ Max in the U.K, and served as Group President, where his responsibilities included Winners in Canada, Home Goods, TJ Maxx and Marshalls, plus a number of corporate functions. From December, 2013 to July 2016, Mr. Smith served as a director of Tumi, Inc., including as chairman of its nominating and governance committee and a member of its audit committee. From June, 2007 to April, 2011 Mr. Smith also served as a director of Papa John’s International, Inc., including as chairman of its compensation committee and as a member of its audit committee.

Pursuant to the terms of a Letter Agreement, dated as of February 26, 2018 (the “Letter Agreement”), Mr. Watts will continue employment with the Company as its Chief Executive Officer through no later than May 31, 2018 (the “Separation Date”) in accordance with the terms of his existing Employment and Non-Competition Agreement with the Company, dated as of March 3, 2015 (his “Employment Agreement”), provided that during such time, the Company may prepare for such Separation Date, including to search for a new chief executive officer. The Letter Agreement further provides that, unless Mr. Watts voluntarily resigns and/or is terminated for “cause” (as such term is defined in his Employment Agreement), in either case, prior to the Separation Date, he will receive (x) severance payments and benefits to which he is entitled under his Employment Agreement for a termination without cause and (y) a pro rata portion of the 2018 bonus based on actual results. Mr. Watts’ Employment Agreement was filed as Exhibit 99.2 the Company’s Current Report on Form 8-K filed on March 4, 2015 with the Securities and Exchange Commission. In connection with his departure, Mr. Watts will resign from the Company’s Board of Directors effective on the Separation Date (and concurrently therewith, the number of directors is expected to be decreased to nine).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Letter Agreement dated as of February 26, 2018 by and between Vitamin Shoppe, Inc. and Colin Watts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: February 27, 2018	By:		/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary